Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (Nos. 333-154977, 333-193845, 333-217597, 333-224552 and 333-269977) of our reports dated February 23, 2023, relating to the financial statements of Lazard, Inc. (formerly Lazard Ltd) and the effectiveness of Lazard, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lazard, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

New York, New York
February 2, 2024